SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2012

                      BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

80 Blanchard Road
Burlington, MA 01803
(Address of principal executive offices, including zip code)

    (781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, William Coldrick retired from the Board of Directors of Bridgeline Digital, Inc. (the “Company”) at the expiration of his term.

On April 12, 2012, the Company appointed Joni Kahn to the Board of Directors.  Ms. Kahn has been appointed to the Audit Committee and Compensation Committee of the Board of Directors.

On April 16, 2012, the Company issued a press release announcing the appointment of Ms. Kahn to the Board of Directors.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 12, 2012, the Company held its Annual Meeting of Shareholders.  At such meeting, the shareholders of the Company voted:

(1)	To elect one Director to serve for the ensuing year. The votes cast were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Thomas L. Massie	6,119,770	1,235,983	2,874,974

(2)
To approve the amendment to the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 3,000,000 to 3,300,000 shares. The votes cast were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
5,142,425	2,181,455	31,873	2,874,974

(3)	To approve the Bridgeline Digital, Inc. 2012 Employee Stock Purchase Plan. The votes cast were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
6,411,445	890,102	54,206	2,874,974

(4)	To ratify the selection of Marcum, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2012. The votes cast were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
9,592,934	529,593	108,200	—

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release issued by Bridgeline Digital, Inc., dated April 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn Senior Vice President, Finance and Chief Accounting Officer

Date:  April 16, 2012